Exhibit 12

                    SIDLEY AUSTIN LLP    BEIJING    GENEVA       SAN FRANCISCO
                    787 SEVENTH AVENUE   BRUSSELS   HONG KONG    SHANGHAI
SIDLEY AUSTIN LLP   NEW YORK, NY  10019  CHICAGO    LONDON       SINGAPORE
-----------------   (212) 839 5300       DALLAS     LOS ANGELES  TOKYO
SIDLEY              (212) 839 5599 FAX   FRANKFURT  NEW YORK     WASHINGTON, DC


                                         FOUNDED 1866


                                                                 August 28, 2006

Merrill Lynch Large Cap Series Funds, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Strategy Series, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Disciplined Equity Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536


      Re: Reorganization of Merrill Lynch Large Cap Core Fund, Merrill Lynch Strategy All-Equity Fund and Merrill Lynch Disciplined Equity Fund
            ------------------------------------------------------------------

Ladies and Gentlemen:

      You have requested our opinion as to certain Federal income tax consequences of (i) the acquisition by Merrill Lynch Large Cap Core Fund ("Large Cap Core"), an open-end, registered management investment company organized as a separate series of Merrill Lynch Large Cap Series Funds, Inc. ("Large Cap Series"), a Maryland corporation, of substantially all of the assets of Merrill Lynch Strategy All-Equity Fund ("All-Equity"), an open-end, registered management investment company organized as a separate series of Merrill Lynch Strategy Series, Inc. ("Strategy Series"), a Maryland corporation, and of Merrill Lynch Disciplined Equity Fund, Inc. ("Disciplined Equity"), an open-end, registered management investment company organized as a Maryland corporation, and the assumption by Large Cap Core of the Stated Liabilities of All-Equity and Disciplined Equity, (ii) the simultaneous distribution of newly issued Class A, Class B, Class C, Class I and Class R shares of Large Cap Core, each with a par value of $0.10 per share (collectively, the "Large Cap Core Shares") to stockholders of All-Equity and Disciplined Equity ( the steps in (i) and (ii) collectively and with respect to each of All-Equity and Disciplined Equity, the "Reorganization"), and (iii) the contribution by Large Cap Core of the cash received from All-Equity and assets received from Disciplined Equity to Master Large Cap Core Portfolio (the "Portfolio"), a portfolio that is treated as a partnership for Federal income tax purposes, that has the same investment objective and strategies as Large Cap Core, and that is maintained by the Master Large Cap Series Trust, a Delaware statutory trust (the "Large Cap Trust"). After the Reorganization, each of All-Equity and Disciplined Equity will cease to operate, will have no assets remaining, will have final Federal and state (if any) tax returns filed on its behalf and will have all of its shares cancelled under Maryland law.

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SIDLEY AUSTIN LLP
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SIDLEY


      This opinion letter is furnished pursuant to Section 8.6 of the Agreement and Plan of Reorganization, dated as of June 14, 2006, by and between Large Cap Series, Strategy Series and Disciplined Equity (the "Plan"). All terms used herein, unless otherwise defined, are used as defined in the Plan.

      In rendering our opinion, we have reviewed and relied upon (a) the Plan,
(b) the Registration Statement on Form N-14 (File No. 333-133930) of Merrill Lynch Large Cap Series Funds, Inc., as amended to date (the "N-14 Registration Statement"), and (c) certain representations concerning the Reorganization made by Large Cap Series, Strategy Series, and Disciplined Equity in letters dated August 28, 2006 (the "Representations").

                                     * * * *

      To comply with certain Treasury regulations, we state that (i) this opinion is written to support the promotion and marketing by others of the transactions or matters addressed herein, (ii) this opinion is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person and (iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                     * * * *

      Based upon current law, including cases and administrative interpretations thereof and on the reviewed materials listed above, it is our opinion that:

      1. The acquisition by Large Cap Core of substantially all of the assets of All-Equity, as described in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and Large Cap Core and All-Equity will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

      2. The acquisition by Large Cap Core of substantially all of the assets of Disciplined Equity, as described in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Code, and Large Cap Core and Disciplined Equity will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

      3. In accordance with section 361(a) of the Code, All-Equity will not recognize any gain or loss either on the transfer of substantially all of its assets to Large Cap Core in exchange solely for shares of its common stock or on the simultaneous distribution of such common stock to All-Equity stockholders, and Disciplined Equity will not recognize any gain or loss either on the transfer of substantially all of its assets to Large Cap Core in exchange solely for shares of its common stock or on the simultaneous distribution of such common stock to Disciplined Equity stockholders.

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SIDLEY AUSTIN LLP
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SIDLEY


      4. Under section 1032 of the Code, Large Cap Core will not recognize any gain or loss as a result of the acquisition by Large Cap Core of substantially all of the assets of All-Equity and Disciplined Equity in the Reorganization.

      5. In accordance with section 354(a)(1) of the Code, stockholders of All-Equity will recognize no gain or loss on the exchange of their shares of All-Equity common stock solely for corresponding shares of Large Cap Core common stock and stockholders of Disciplined Equity will recognize no gain or loss on the exchange of their shares of Disciplined Equity common stock solely for corresponding shares of Large Cap Core common stock.

      6. Under section 362(b) of the Code, the basis of the assets of All-Equity received by Large Cap Core will be the same as the basis of such assets to All-Equity immediately before the Reorganization, and the basis of the assets of Disciplined Equity received by Large Cap Core will be the same as the basis of such assets to Disciplined Equity immediately before the Reorganization.

      7. Under section 358 of the Code, the basis of the shares of Large Cap Core common stock, including fractional shares, received by each stockholder of All-Equity will be the same as the basis of the shares of common stock of All-Equity exchanged pursuant to the Reorganization, and the basis of the shares of Large Cap Core common stock, including fractional shares, received by each stockholder of Disciplined Equity will be the same as the basis of the shares of common stock of Disciplined Equity exchanged pursuant to the Reorganization,.

      8. Under section 1223 of the Code, the holding period of the shares of Large Cap Core common stock, including fractional shares, received in the Reorganization will include the holding period of the shares of All-Equity common stock or Disciplined Equity common stock exchanged pursuant to the Reorganization, provided that such shares of common stock were held as a capital asset on the date of the Reorganization.

      9. Under section 1223 of the Code, the holding period of the assets acquired by Large Cap Core from All-Equity will include the period during which such assets were held by All-Equity and the holding period of the assets acquired by Large Cap Core from Disciplined Equity will include the period during which such assets were held by Disciplined Equity.

      10. Pursuant to section 381(a) of the Code and section 1.381(a)-1 of the Income Tax Regulations, Large Cap Core will succeed to and take into account the items of All-Equity and Disciplined Equity described in section 381(c) of the Code, subject to the provisions and limitations specified in sections 381, 382, 383 and 384 of the Code and the regulations thereunder. Under section 381(b) of the Code, the tax years of All-Equity and Disciplined Equity will end on the date of the Reorganization.

      11. Under section 721(a) of the Code, no gain or loss will be recognized by Large Cap Core or by the Portfolio upon the contribution by Large Cap Core of cash received in the Reorganization from All-Equity and assets received in the Reorganization from Disciplined Equity to the Portfolio in exchange for a beneficial interest in the Portfolio.

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SIDLEY AUSTIN LLP
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SIDLEY


      12. Under section 723 of the Code, the Portfolio's basis in the assets received from Large Cap Core will equal the adjusted basis of those assets to Large Cap Core at the time of the contribution.

      13. The holding period of the assets acquired by the Portfolio from Large Cap Core will include Large Cap Core's holding period for those assets, under section 1223 of the Code.

      14. Large Cap Core's basis for its beneficial interest in the Portfolio acquired by its contribution of cash received from All-Equity and assets received from Disciplined Equity will equal the amount of cash contributed plus the adjusted basis to Large Cap Core of the contributed assets, under section 722 of the Code.

      15. Large Cap Core's holding period for its beneficial interest in the Portfolio acquired by its contribution of assets received from Disciplined Equity will include its holding period for those assets, under section 1223 of the Code.

      Our opinion represents our best legal judgment with respect to the proper Federal income tax treatment of the Reorganization, based on the facts contained in the Plan, the N-14 Registration Statement and the Representations. Our opinion assumes the accuracy of the facts as described in the Plan, the N-14 Registration Statement and the Representations and could be affected if any of the facts as so described are inaccurate.

      We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the Reorganization. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                      Very truly yours,
                                                      /s/ Sidley Austin LLP


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